Exhibit 4.1

COMMSCOPE, INC.

To

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

___________________________________________________________________________________________________________________________________________

INDENTURE

Dated as of

March 19, 2009

___________________________________________________________________________________________________________________________________________

3.50% Convertible Senior Subordinated Debentures Due 2024

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

Section 1.01.	Definitions	1

ARTICLE 2	ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES	10

ARTICLE 3	REDEMPTION AND REPURCHASE OF DEBENTURES	21

ARTICLE 4	SUBORDINATION OF DEBENTURES	32

ARTICLE 5	[RESERVED]	37

ARTICLE 6	PARTICULAR COVENANTS OF THE COMPANY	37

ARTICLE 7	DEBENTUREHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE	41

Section 7.01.	Debentureholders' Lists	41
Section 7.02.	Preservation And Disclosure Of Lists	41
Section 7.03.	Reports By Trustee	41
Section 7.04.	Reports by Company	42

ARTICLE 8	REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT	42

ARTICLE 9	THE TRUSTEE	50

ARTICLE 10	THE DEBENTUREHOLDERS	57

Section 10.01.	Action By Debentureholders	57
Section 10.02.	Proof of Execution by Debentureholders	57
Section 10.03.	Who Are Deemed Absolute Owners	57
Section 10.04.	Company-owned Debentures Disregarded	57
Section 10.05.	Revocation Of Consents, Future Holders Bound	58

ARTICLE 11	MEETINGS OF DEBENTUREHOLDERS	58

ARTICLE 12	SUPPLEMENTAL INDENTURES	60

ARTICLE 13	[RESERVED]	64

ARTICLE 14	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE	64

Section 14.01.	Company May Consolidate On Certain Terms	64
Section 14.02.	Successor To Be Substituted	64
Section 14.03.	Opinion Of Counsel To Be Given Trustee	65

ARTICLE 15	SATISFACTION AND DISCHARGE OF INDENTURE	65

Section 15.01.	Discharge Of Indenture	65
Section 15.02.	Deposited Monies To Be Held In Trust By Trustee	66
Section 15.03.	Paying Agent To Repay Monies Held	66
Section 15.04.	Return Of Unclaimed Monies	66
Section 15.05.	Reinstatement	66

ARTICLE 16	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS	66

Section 16.01.	Indenture And Debentures Solely Corporate Obligations	66

ARTICLE 17	CONVERSION OF DEBENTURES	67

ARTICLE 18	MISCELLANEOUS PROVISIONS	85

EXHIBITS

Exhibit A: Form of Debenture

INDENTURE

INDENTURE dated as of March 19, 2009, between CommScope, Inc., a Delaware corporation (hereinafter called the "Company"), having its principal office at 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina, 28602, and U.S. Bank National Association, as trustee hereunder (hereinafter called the "Trustee").

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.50% Convertible Senior Subordinated Debentures Due 2024 (hereinafter called the "Debentures"), and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect repurchase upon a Designated Event, a form of repurchase notice and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.  Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.  The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.  The terms defined in this Article include the plural as well as the singular.

"Additional Debentures" means any Debentures (other than the Initial Debentures) in an aggregate principal amount not to exceed $25,000,000 and issued under this Indenture in accordance with Section 2.01 hereof, as part of the same series and with the same CUSIP number as the Initial Debentures, ranking equally with those Initial Debentures and having identical terms and conditions to the Initial Debentures (in all respects other than the payment of interest accruing prior to the issue date of such Additional Debentures or except, in any such case, at the option of the Company, for the first payment of interest following the issue date of such Additional Debentures).

"Additional Shares" has the meaning specified in Section 17.01(c).

"Adjustment Event" has the meaning specified in Section 17.05(m).

"Agent Members" has the meaning specified in Section 2.05(b)(v).

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

"Business Day" means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

"Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, right or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution in assets of, the issuing Person.

"Closing Sale Price" of the shares of Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which shares of Common Stock are traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Pink Sheets LLC.  In the absence of such a quotation, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Common Stock" means any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company.  Subject to the provisions of Section 17.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

"Company" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article 14 and Section 17.06, shall include its successors and assigns.

"Company Repurchase Notice" has the meaning specified in Section 3.07(b).

"Company Repurchase Notice Date" has the meaning specified in Section 3.07(b).

"Continuing Director" means a director who either was a member of the Board of Directors on March 19, 2009 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

"Conversion Date" has the meaning set forth in Section 17.02.

"Conversion Price" as of any day will equal $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent.  The Conversion Price shall initially be approximately $10.065 per share of Common Stock.

"Conversion Rate" has the meaning specified in Section 17.04.

"Conversion Right" has the meaning specified in Section 17.13.

"Conversion Termination" has the meaning specified in Section 17.13.

"Conversion Termination Date" has the meaning specified in Section 17.13.

"Conversion Termination Notice" has the meaning specified in Section 17.13.

"Conversion Termination Notice Date" has the meaning specified in Section 17.13.

"Conversion Termination Trigger Event" has the meaning specified in Section 17.13.

"Corporate Trust Office" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 214 N. Tryon Street, 27th Floor, Charlotte, NC, 28202.

"Coupon Make-Whole Payment" has the meaning specified in Section 17.13.

"Credit Agreement" means that certain Credit Agreement, dated as of December 27, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Other Lenders Party thereto, Bank of America Securities LLC, and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, Ltd. and Calyon New York Branch, as Co-Documentation Agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, increased, renewed, refunded, replaced or refinanced from time to time, whether or not with the same parties.

 "Current Market Price" has the meaning specified in Section 17.05(i).

"Custodian" means U.S. Bank National Association, as custodian with respect to the Debentures in global form, or any successor entity thereto.

"Debenture" or "Debentures" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.  The Initial Debentures and the Additional Debentures, if any, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, conversions, redemptions and offers to purchase, and have the same CUSIP number for purposes of this Indenture.

"Debenture Register" has the meaning specified in Section 2.05.

"Debenture Registrar" has the meaning specified in Section 2.05.

"Debentureholder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "Beneficial Holder"), means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar's books.

"Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

"Defaulted Interest" has the meaning specified in Section 2.03.

"Depositary" means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

"Designated Event" means a Fundamental Change or a Termination of Trading.

"Designated Event Expiration Time" has the meaning specified in Section 3.05(b).

"Designated Event Notice" has the meaning specified in Section 3.05(b).

"Designated Event Repurchase Date" has the meaning specified in Section 3.05(a).

"Determination Date" has the meaning specified in Section 17.05(m).

"Distributed Property" has the meaning specified in Section 17.05(d).

"Effective Date" has the meaning specified in Section 17.01(c).

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Event of Default" means any event specified in Section 8.01 as an Event of Default.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

"Expiration Time" has the meaning specified in Section 17.05(f).

"Extension Fee" has the meaning specified in Section 8.01.

"Extension Period" has the meaning specified in Section 8.01.

"Filing Failure" has the meaning specified in Section 8.01.

"Fair Market Value" has the meaning specified in Section 17.05(i).

"Fiscal Quarter" means, with respect to the Company, its first, second, third and fourth quarters ending on March 31, June 30, September 30 and December 31, respectively.

"Five Day VWAP" means the arithmetic average of the daily VWAP for the five consecutive Trading Days ending two Trading Days prior to the applicable Conversion Date.

"Fundamental Change" means the occurrence of any of:

(i)           any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration that is not all or substantially all common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

(ii)           a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, a Subsidiary of the Company or the employee benefit plans of the Company or a Subsidiary of the Company, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all outstanding shares of the Company's capital stock that are entitled to vote generally in the election of directors; or

(iii)           Continuing Directors cease to constitute at least a majority of the Board of Directors.

"Global Debenture" has the meaning specified in Section 2.02.

"Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

"Initial Debentures" means Debentures in an aggregate principal amount of $100,000,000 initially issued under this Indenture on the date hereof.

"Interest" means, when used with reference to the Debentures, any interest payable under the terms of the Debentures.

"Non-Electing Share" has the meaning specified in Section 17.06.

"Notice Date" means the date of mailing of the notice of redemption pursuant to Section 3.02.

"Officers' Certificate", when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

"Opinion of Counsel" means an opinion in writing, subject to customary assumptions and exceptions, signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

"Option to Elect Repurchase Upon a Designated Event" has the meaning specified in Section 3.05(c).

"Outstanding", when used with reference to Debentures and subject to the provisions of Section 10.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

(a)           Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)           Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) that shall have been otherwise defeased in accordance with Article 15;

(c)           Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d)           Debentures converted into Common Stock pursuant to Article 17 and Debentures deemed not Outstanding pursuant to Article 3.

"Permitted Junior Securities" means Equity Interests in the Company or debt securities of the Company that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent, or to a greater extent than, the Debentures are subordinated to Senior Indebtedness.

"Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

"Portal Market" means The Portal Market operated by the Financial Industry Regulatory Authority or any successor thereto.

"Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

"Purchased Shares" has the meaning specified in Section 17.05(f).

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Record Date" has the meaning specified in Section 17.05(i).

"Repurchase Date" has the meaning specified in Section 3.06.

"Repurchase Notice" has the meaning specified in Section 3.06.

"Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of any familiarity with the particular subject.

"Restricted Securities" has the meaning specified in Section 2.05(c)(i).

"Rights" has the meaning specified in Section 17.11.

"Rule 144A" means Rule 144A as promulgated under the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

"Senior Indebtedness" means, in respect of the Company, whether now or hereafter incurred: (i) the principal, premium, if any, interest and all other amounts owed in respect of the Company's (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments, (ii) all obligations of the Company (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) payable under the Credit Agreement, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, (iii) all of the Company's capital lease obligations, (iv) all obligations issued or assumed by the Company as the deferred purchase price of property, all of the Company's conditional sale obligations and all of the Company's obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all of the Company's obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any of the Company's properties or assets (whether or not such obligation is assumed by the Company), except for (x) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures or is subordinated to any other Senior Indebtedness; (y) any indebtedness between or among the Company or its Affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or trustees of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Debentures and (z) accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

"Senior Indebtedness Default Notice" has the meaning specified in Section 4.03(a).

"Senior Subordinated Indebtedness" means, with respect to the Company, the Debentures and any other indebtedness of the Company that specifically provides that such indebtedness is to have the same rank as the Debentures in right of payment and is not subordinated by its terms in right of payment to any indebtedness or other obligation of the Company that is not Senior Indebtedness.

"Share Price" has the meaning specified in Section 17.01(c).

“Shelf Registration Statement” has the meaning specified in Section 17.13.

"Significant Subsidiary" means, as of any date of determination, a Subsidiary of the Company that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

"Subordinated Indebtedness" means, with respect to the Company, any indebtedness of the Company that specifically provides that such indebtedness is subordinated to the Debentures.

"Subordinated Obligations" has the meaning specified in Section 4.01.

"Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

"Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Debentures are then convertible) ceases to be listed for trading on a United States national or regional securities exchange or approved for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices that is a successor thereto.

"Trading Day" has the meaning specified in Section 17.05(i).

"Trigger Event" has the meaning specified in Section 17.05(d).

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 12.03 and Section 17.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

"Trustee" means U.S. Bank National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“VWAP” means the per share volume-weighted average price of the Company’s Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page CTV<Equity>AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method.  VWAP is to be calculated in accordance with this definition as determined in good faith by the Company.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
EXCHANGE OF DEBENTURES

Section 2.01.  Designation Amount And Issue Of Debentures.  The Debentures shall be designated as "3.50% Convertible Senior Subordinated Debentures Due 2024".  Initial Debentures in an aggregate principal amount of $100,000,000 upon the execution of this Indenture shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Initial Debentures to or upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.  The Company may, during the 30-day period after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Debentures in an aggregate principal amount not to exceed $25,000,000, and the Trustee shall thereupon authenticate and deliver said Additional Debentures to or upon the written order of the Company, without any further action by the Company hereunder; provided however that the Company may issue Additional Debentures only if: (1) such Additional Debentures and Initial Debentures are treated as part of the same issue of debt instruments for purposes of U.S. federal income tax laws; (2) such Additional Debentures shall have the same CUSIP number as the Initial Debentures; and (3) the Trustee receives an Officers' Certificate and an Opinion of Counsel to the effect that such issuance of Additional Debentures complies with the provisions of this Indenture, including each provision of this paragraph.  All provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Debentures and to allow such Additional Debentures to become fungible and interchangeable with the Initial Debentures originally issued under this Indenture.

Section 2.02. Form of Debentures.  The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A.  The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The Portal Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a "Global Debenture").  The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.05(a), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.

Any Global Debenture shall represent such of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such

Debentures in accordance with this Indenture.  Payment of principal of and Interest on any Global Debenture shall be made to the holder of such Debenture.

Section 2.03.  Date And Denomination Of Debentures; Payments Of Interest.  The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Debenture shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto.  Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the Interest payable on such interest payment date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the Designated Event Repurchase Date, as the case may be, falls after a record date and on or prior to the corresponding interest payment date, in which case the full semi-annual payment of Interest becoming due on such interest payment date shall be payable to the holders of such Debentures registered as such on the corresponding record date).  Interest shall be payable at an office maintained by  the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee.  The Company shall pay Interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The term "record date" with respect to any interest payment date shall mean the March 1 or September 1 preceding the applicable March 15 or September 15 interest payment date, respectively.

Any Interest on any Debenture that is payable, but is not paid or duly provided for, on any March 15 or September 15, pursuant to the terms set forth herein (herein called "Defaulted Interest") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the

Trustee shall fix a special record date for the payment of such Defaulted Interest that shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such special record date.  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.  Execution of Debentures.  The Debentures shall be signed in the name and on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President").  The signature of any of these officers on the Debentures shall be manual, facsimile, in the form of a .pdf attachment or by other means of electronic transmission.  Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05.  Exchange and Registration of Transfer of Debentures; Restrictions on Transfer.  (a)  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures.  The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.  The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.

Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02.  Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously Outstanding.

All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company and the Registrar may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 17, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.

(b)    The following provisions shall apply only to Global Debentures:

                (i)    Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

                (ii)    Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (I) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture and a successor depositary has not been appointed by the Company within ninety (90) days or (II) has ceased to be a clearing agency registered under the Exchange Act and a successor clearing agency has not been appointed by the Company within ninety (90) days, (B) an Event of Default has occurred and the maturity of the Debentures has been accelerated in accordance with their terms and any holder has requested in writing the issuance of definitive certificated Debentures or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures.  Any Global Debenture exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company.  Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

                (iii)    Securities issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar.  With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

                (iv)    In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

                (v)    Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debenture for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debenture.

                (vi)    At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

            (c)    (i)    Every Debenture that bears or is required under this Section 2.05(c)(i) to bear the legend set forth in Section 2.05(c)(ii) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(c)(iii), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in Sections 2.05(c) and 2.05(d), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

(ii)    Until the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock issued upon conversion thereof, which shall bear the legend in substantially the form set forth in Section 2.05(c)(iii)) shall bear a legend in substantially the following form, unless the Trustee has received an Opinion of Counsel that such Debenture or Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS SECURITY AND THE SHARES OF COMMSCOPE, INC. (THE "COMPANY") COMMON STOCK ("COMMON STOCK") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS ONE YEAR AFTER THE LATER OF THE LAST DATE ON WHICH THE 3.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2024 OF THE COMPANY WERE ORIGINALLY ISSUED AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

            (iii)    Until the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), any certificate evidencing any Common Stock issued upon conversion of a Debenture hereunder shall bear a legend in substantially the following form, unless the Trustee has received an Opinion of Counsel that such Common Stock has been sold pursuant to a registration statement that has been declared effective under the

Securities Act (and that continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE (THIS “SECURITY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS ONE YEAR AFTER THE LATER OF (1) THE LAST DATE ON WHICH THE 3.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2024 OF THE COMPANY (UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED) WERE ORIGINALLY ISSUED AND (2) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR THE 3.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2024 (UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED) ONLY (A) TO COMMSCOPE, INC (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO REQUIRE THE HOLDER TO FURNISH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY

            (iv)    Any Debenture (or security issued in exchange or substitution therefor) or such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legends set forth in Sections 2.05(c)(ii) or 2.05(c)(iii), as the case may be, have been satisfied may, upon surrender of such Debenture or certificates representing such shares of Common Stock for exchange to the Debenture Registrar or transfer agent of the Common Stock in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, or certificates representing a like number of shares of Common Stock that shall not bear the restrictive legend required by Sections 2.05(c)(ii) or 2.05(c)(iii), as the case may be.  If the Restricted Security surrendered for exchange is represented by a Global Debenture bearing the legend set forth in Section 2.05(c)(ii), the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in Section 2.05(c)(ii) shall be increased by an equal principal amount.  If a Global Debenture without the legend set forth in this Section 2.05(c) is not then Outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.

(d)    Any Debenture or Common Stock issued upon the conversion of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures or Common Stock, as the case may be, no longer being "Restricted Securities" (as defined under Rule 144 under the Securities Act).

(e)    The Company and the Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures, with respect to performance by the Depositary or any Agent Members of their respective obligations under the rules and procedures governing their operations or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures.  All notices and communications to be given to the Debentureholder and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depositary or its nominee in the case of a Global Debenture).  The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Company and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Company and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.  Mutilated, Destroyed, Lost or Stolen Debentures.  In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen.  In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Debenture that has matured or is about to mature or has been called for redemption or has been tendered for redemption upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.  To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.  Temporary Debentures.  Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed).  Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company.  Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

Section 2.08.  Cancellation of Debentures.  All Debentures surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures.  If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.  CUSIP Numbers.  The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE 3
REDEMPTION AND REPURCHASE OF DEBENTURES

Section 3.01.  Redemption of Debentures.  The Company may not redeem any Debentures prior to March 20, 2012.  On or after March 20, 2012, and prior to maturity, the Debentures may be redeemed at any time or from time to time at the option of the Company, in whole or in part.  Upon any redemption pursuant to this Section 3.01, the Company shall provide the notice required by Section 3.02 hereof (which notice may be revoked at any time prior to the time at which the Company or the Trustee, as the case may be, has given such notice to Debentureholders) and shall pay a redemption price in cash equal to 100% of the principal amount of the Debentures being redeemed, together with accrued and unpaid Interest to, but excluding, the date fixed for redemption; provided that if the date fixed for redemption falls after a record date and on or prior to the corresponding interest payment date, then the Interest payable on such interest payment date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for redemption.

Section 3.02.  Notice of Optional Redemption; Selection of Debentures.   In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request (which may be revoked at any time prior to the time on which the Trustee has given notice to the holders of the Debentures) received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date to each holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice of the redemption date to the Trustee.  Such mailing shall be by first class mail.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.  Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion.  The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the CUSIP number or numbers of the Debentures being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that Interest accrued and unpaid to the date fixed for redemption will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue.  Such notice shall also state the current Conversion Rate and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire.  If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any).  In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued and unpaid Interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date.  The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price and accrued and unpaid Interest to, but excluding, the redemption date.  If any Debenture called for redemption is converted pursuant hereto prior to such redemption date, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust.  Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed.

If less than all of the Outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate.  If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption.  The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the Outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and Outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

Section 3.03.  Payment of Debentures Called For Redemption by the Company.   If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with Interest accrued and unpaid to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with Interest accrued to said date) Interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Debentures at the redemption price, together with Interest accrued to said date), such Debentures shall cease to be convertible into Common Stock and, except as provided in Section 9.05 and Section 15.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and accrued and unpaid Interest to (but excluding) the redemption date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with Interest accrued and unpaid thereon to, but excluding, the redemption date.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a default in payment of Interest on the Debentures.

Section 3.04.  Conversion Arrangement on Call for Redemption.   In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment banks or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with Interest accrued and unpaid to, but excluding, the date fixed for redemption, of such Debentures.  Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Debentures, together with Interest accrued and unpaid to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.  If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 17) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid.  At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures.  Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

Section 3.05.  Repurchase at Option of Holders Upon a Designated Event.   (a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a date designated by the Company (the "Designated Event Repurchase Date") that is not less than twenty (20) nor more than thirty-five (35) Business Days after the date of the Designated Event Notice (as defined in Section 3.05(b)) for such Designated Event (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the Interest payable on such interest payment date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for repurchase.

        (b)    On or before the 20th day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the "Designated Event Notice") of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof.  Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.02 (without regard for the time limits set forth therein).  If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Company Notice to the Trustee at such time as it is mailed to Debentureholders.  Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion, or (at the Company's sole election) the Company may publish such information on its website or through such other public medium as the Company shall use at such time.  The failure to issue any such press release or otherwise publish such information or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture that any Debentureholder may elect to have the Company repurchase as provided in this Section 3.05.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the holder must exercise the repurchase right on or prior to 5:00 p.m., New York City time, on the Designated Event Repurchase Date (the "Designated Event Expiration Time"), that the holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, if the Debentures are then convertible, that Debentures as to which an Option to Elect Repurchase Upon a Designated Event has been given may be converted only if the Option to Elect Repurchase Upon a Designated Event is withdrawn in accordance with the terms of this Indenture, a description of the procedure that a Debentureholder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the holder is to surrender such holder's Debentures, the amount of Interest accrued and unpaid on each Debenture to the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

       No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.
        (c)    Repurchases of Debentures under this Section 3.05 shall be made, at the option of the holder thereof, upon:

 (i)    delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed and executed notice (the "Option to Elect Repurchase Upon a Designated Event") in the form set forth on the reverse of the Debenture prior to the Designated Event Expiration Time; and

(ii)    delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time simultaneous with or after delivery of the Option to Elect Repurchase Upon a Designated Event (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Option to Elect Repurchase Upon a Designated Event.

The Company shall purchase from the holder thereof, pursuant to this Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Debentures presented.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Option to Elect Repurchase Upon a Designated Event contemplated by this Section 3.05 shall have the right to withdraw such Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.05(d) below.  Debentures in respect of which an Option to Elect Repurchase Upon a Designated Event has been given by the holder thereof may not be converted pursuant to Article 17 hereof on or after the date of the delivery of such Option to Elect Repurchase Upon a Designated Event unless such Option to Elect Repurchase Upon a Designated Event has first been validly withdrawn.

The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Option to Elect Repurchase Upon a Designated Event or written notice of withdrawal thereof.

For a Debenture, other than a Global Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Debenture with the form entitled "Option to Elect Repurchase Upon A Designated Event" on the reverse thereof duly completed, together with such Debentures duly endorsed for transfer, on or before the Designated Event Expiration Time.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

    (d)    An Option to Elect Repurchase Upon a Designated Event may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time, specifying:

        (i)    the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

        (ii)    the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

        (iii)    the principal amount, if any, of such Debenture that remains subject to the original Option to Elect Repurchase Upon a Designated Event and that has been or will be delivered for purchase by the Company.

    (e)    On or prior to the Designated Event Repurchase Date, the Company shall deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate repurchase price, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the later of (x) Designated Event Repurchase Date, and (y) the time of book-entry transfer or delivery of the Debenture surrendered for repurchase, by (i) mailing checks for the amount payable to the holders of such Debentures entitled thereto as they shall appear in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If on the Business Day following the Designated Event Repurchase Date the Trustee (or other paying agent appointed by the Company) holds money sufficient to repurchase all the Debentures or portions thereof that are to be purchased as of the Designated Event Repurchase Date, then as of the Designated Event Repurchase Date (i) the Debentures will cease to be Outstanding, (ii) Interest on the Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

    (f)    [Reserved].

    (g)    The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent applicable and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Debentures in the event of a Designated Event.

Section 3.06.  Repurchase of Debentures by the Company at Option of the Holder.   Debentures shall be purchased by the Company pursuant to the terms of the Debentures at the option of the holder on each of March 20, 2012, March 15, 2014 and March 15, 2019 (each a "Repurchase Date"), at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date.  Repurchases of Debentures under this Section 3.06 shall be made, at the option of the holder thereof, upon:

    (a)    delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the "Repurchase Notice") in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is twenty (20) Business Days prior to the Repurchase Date until the close of business on the Repurchase Date; and

    (b)    delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 3.06 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 3.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Repurchase Notice contemplated by this Section 3.06 shall have the right to withdraw such Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.08.

The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 3.07.  Company Repurchase Notice.

            (a)   The Debentures to be repurchased on the Repurchase Date pursuant to Section 3.06 will be paid for in cash.

        At least three (3) Business Days before the Company Repurchase Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                (i)    the information required by Section 3.07(b) in the Company Repurchase Notice, and

                (ii)    whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.07(b).

            (b)    In connection with any repurchase of Debentures, the Company shall, no less than twenty (20) Business Days prior to the Repurchase Date (the "Company Repurchase Notice Date"), give notice to holders at their addresses shown in the Debenture Register setting forth information specified in this Section 3.07(b) (the "Company Repurchase Notice").  The Company will also give notice to beneficial owners as required by applicable law.

The Company Repurchase Notice shall:

(1)    state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

(2)    include a form of Repurchase Notice;

(3)    state the name and address of the Trustee (or other paying agent or conversion agent appointed by the Company);

(4)    state that Debentures must be surrendered to the Trustee (or other paying agent appointed by the Company) to collect the purchase price;

(5)    if the Debentures are then convertible, state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

(6)    state the CUSIP number of the Debentures.

The Company Repurchase Notice may be given by the Company or, at the Company's request, the Trustee shall give such Company Repurchase Notice in the Company's name and at the Company's expense.

(c)    The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent applicable and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent applicable in connection with the repurchase rights of the holders of Debentures.

Section 3.08.  Effect of Repurchase Notice.  Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Repurchase Notice specified in Section 3.06, the holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price with respect to such Debenture.  Such purchase price shall be paid to such holder, subject to receipt of funds and/or Debentures by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Debenture (provided the holder has satisfied the conditions in Section 3.06) and (y) the time of delivery of such Debenture to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.06.  Debentures in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 17 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Repurchase Date, specifying:

(a)    the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

(b)    the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(c)    the principal amount, if any, of such Debenture that remains subject to the original Repurchase Notice and that has been or will be delivered for purchase by the Company.

Section 3.09.  Deposit of Purchase Price.  (a)  On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money sufficient to pay the aggregate purchase price of all the Debentures or portions thereof that are to be purchased as of the Repurchase Date; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date.

(b)    If on the Business Day following the Repurchase Date the Trustee or other paying agent appointed by the Company, or the Company if the Company is acting as the paying agent, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof that are to be purchased as of the Repurchase Date, then as of the Repurchase Date (i) the Debentures will cease to be Outstanding, (ii) Interest on the Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

Section 3.10.  Debentures Repurchased in Part.  Upon presentation of any Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

Section 3.11.  Repayment to the Company.  The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Debentures, together with Interest, if any, thereon, held by them for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02, Section 3.05 and Section 3.09 exceeds the aggregate redemption price or purchase price, as the case may be, of the Debentures or portions thereof that the Company is obligated to redeem or purchase as of the redemption date, the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the redemption date, the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

Section 3.12.  Acceleration; Payments To Debentureholders.  In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of or Interest on the Debentures called for redemption in accordance with Section 3.02 or the Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture, until such acceleration is rescinded in accordance with the terms of this Indenture.

Section 3.13.  No Sinking Fund.  The Debentures are not subject to redemption through the operation of any sinking fund.

ARTICLE 4

SUBORDINATION OF DEBENTURES

Section 4.01.  Debentures Subordinate to Senior Indebtedness.  The Company covenants and agrees, and each holder of a Debenture, whether upon original issue or upon registration of transfer, assignment or exchange hereof, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 4, the indebtedness represented by the Debentures and the payment of the principal amount and Interest on all Debentures and all other amounts and claims owing on and with respect to each and all of the Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.02 or the repurchase price with respect to Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture) and all obligations of the Company under this Indenture (collectively, the "Subordinated Obligations") are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness and that said subordination is for the benefit of the holders of Senior Indebtedness and they and or each of them severally may enforce such subordination.  The Debentures will be pari passu in right of payment to all Senior Subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company.

Section 4.02.  Payment Over of Proceeds upon Dissolution, Etc.  In the event of (a) any dissolution, insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Debentures are entitled to receive any payment or distribution on account of the Subordinated Obligations (except that holders of Debentures may receive and retain Permitted Junior Securities), and to that end the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, shall be entitled to receive from the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Obligations in any such case, proceeding, dissolution, liquidation or other winding up or event, assignment or marshalling (except that holders of Debentures may receive and retain Permitted Junior Securities).

The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 14 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 4.02 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 14.

Section 4.03.  No Payment When Senior Indebtedness in Default.

    (a)    The Company may not make any payment of or distribution with respect to the Subordinated Obligations nor may the Company acquire, defease or redeem any Debentures if (i) a payment default on any Senior Indebtedness has occurred and is continuing with respect thereto (unless and until such payment default shall have been cured or waived in writing by the holders of such Senior Indebtedness); or (ii) a default (other than a default referred to in the preceding clause (i)) on any Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate the maturity thereof and the default is the subject of judicial proceedings or the Trustee receives a written notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness (a "Senior Indebtedness Default Notice"); provided, however, that only a holder of more than $10,000,000 of Senior Indebtedness (or a representative of holders who collectively hold more than $10,000,000 of Senior Indebtedness) can provide a Senior Indebtedness Default Notice. If the Company receives a Senior Indebtedness Default Notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 4.03.

The Company may resume payment on the Debentures and may acquire Debentures if and when (x) the default referred to in clause (i) or (ii) of the preceding paragraph above is cured or waived in writing or ceases to exist; or (y) in the case of a default referred to in clause (ii) of the preceding paragraph, 179 or more days pass after the receipt by the Company of the Senior Indebtedness Default Notice, and this Article 4 otherwise permits the payment or acquisition at that time.

Nothing contained in this Article 4 or elsewhere in this Indenture or in any of the Debentures shall prevent the conversion by a holder of any Debentures into Common Stock in accordance with the provisions for conversion of such Debentures set forth in this Indenture.

    (b)    In the event of an acceleration of the Debentures as a result of an Event of Default, then and in such event the Company shall promptly notify holders of Senior Indebtedness of such acceleration. The Company may not pay the Debentures until the earlier of (i) the passage of 120 or more days have passed after such acceleration occurs or (ii) the payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, and may thereafter pay the Debentures if this Article 4 permits the payment at that time.

    (c)    In the event that, notwithstanding the foregoing provisions, any payment or distribution of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by this Article 4, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

Section 4.04.  Payment Permitted If No Default.  Nothing contained in this Article 4 or any other provision relating to subordination elsewhere in this Indenture or in any of the Debentures shall prevent the Company, at any time except in the circumstances described in Section 4.02 and Section 4.03, from making payments at any time of the principal amount of the Debentures, Interest, the redemption price with respect to the Debentures to be called for redemption in accordance with Section 3.02 or the repurchase price with respect to Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture.

Section 4.05.  Subrogation to Rights of Holders of Senior Indebtedness.  Subject to the payment in full of all Senior Indebtedness in cash, and until the Debentures are paid in full, the holders of the Debentures shall be subrogated (equally and ratably with the holders of all Senior Subordinated Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that payments and distributions otherwise payable to holders of Debentures have been applied to the payment of Senior Indebtedness as provided by this Article 4. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article 4, and no payments over pursuant to the provisions of this Article 4 to the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Debentures.

Section 4.06.  Provisions Solely To Define Relative Rights.  The provisions of this Article 4 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 4 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the holders of the Debentures the principal amount of the Debentures, Interest, the redemption price with respect to the Debentures to be called for redemption in accordance with Section 3.02 or the repurchase price with respect to Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such holder.  If the Company fails, as a result of this Article 4, to pay to the holders of the Debentures the principal amount of the Debentures, Interest, the redemption price with respect to the Debentures to be called for redemption in accordance with Section 3.02 or the repurchase price with respect to Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture as and when the same shall become due and payable in accordance with their terms, such failure shall still constitute a Default or an Event of Default.

Section 4.07.  Trustee To Effectuate Subordination.  Each holder of a Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 4 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 4.08.  No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article 4 or the obligations hereunder of the holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, increase or alter, Senior Indebtedness, or otherwise amend, modify or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness or any security thereof or guarantee thereof is outstanding; (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company and any other Person; (v) apply any and all sums received from time to time to the Senior Indebtedness; provided that if any Senior Indebtedness is amended to provide that it shall be subordinated to any other Senior Indebtedness, such amended Senior Indebtedness shall no longer be considered Senior Indebtedness for purposes of this Article 4.

The provisions of this Article 4 shall continue to be effective or be reinstated as the case may be if at any time any payment of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Section 4.09.  Notice to Trustee.  The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or distribution by the Trustee in respect of the Debentures, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 4.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

Subject to the provisions of Section 9.01, the Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 4 (although the Trustee is not obligated to make such determination), the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 4.10.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee, subject to the provisions of Section 9.01, and the holders of the Debentures shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

Section 4.11.  Trustee Not Fiduciary for Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and (subject to Section 4.09 hereof) shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 4 or otherwise.

Section 4.12.  Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 4 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article 4 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.06.

Section 4.13.  Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 4 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 4 in addition to or in place of the Trustee; provided, however, that Section 4.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 4.14.  No Senior Subordinated Indebtedness.  The Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Debentures.

ARTICLE 5
[RESERVED]

ARTICLE 6
PARTICULAR COVENANTS OF THE COMPANY

Section 6.01.  Payment of Principal and Interest.  The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), and

Interest, on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

Section 6.02.  Maintenance of Office or Agency.  The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in The Borough of Manhattan, which office is located at: U.S. Bank National Association, Attention: Corporate Trust Administration, 100 Wall Street, Suite 1600, New York, NY 10005.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Debenture Registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in The Borough of Manhattan, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11.  If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

Section 6.03.  Appointments to Fill Vacancies in Trustee's Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 6.04.  Provisions as to Paying Agent.  (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

        (1)    that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

        (2)    that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or Interest on the Debentures when the same shall be due and payable; and

        (3)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or Interest on the Debentures, deposit with the paying agent a sum (in funds that are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m., New York City time, on such date.

    (b)    If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or Interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of or Interest on the Debentures when the same shall become due and payable.

    (c)    Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

    (d)    Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Sections 15.03 and 15.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 6.05.  Existence.  Subject to Article 14, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.06.  Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof that continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of

Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.  Upon the request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 6.07.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08.  Compliance Certificate.  The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ended December 31, 2009), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 6.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

ARTICLE 7
DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 7.01.  Debentureholders' Lists.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each March 1 and September 1 in each year beginning with September 1, 2009, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

Section 7.02.  Preservation And Disclosure Of Lists.  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

    (b)    The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

    (c)    Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

Section 7.03.  Reports By Trustee.  (a) Within sixty (60) days after September 15 of each year commencing with the year 2009, the Trustee shall transmit to holders of Debentures such reports dated as of September 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

    (b)    A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company.  The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 7.04.  Reports by Company.  The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit, or cause the Trustee to transmit, to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificates).  All required information, documents and other reports referred to in this Section 7.04 shall be deemed filed with the Trustee and transmitted to the Debentureholders at the time such information, documents or other reports are publicly filed with the Commission via the Commission's EDGAR and/or IDEA filing system (or any successor system).

ARTICLE 8
REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT

Section 8.01.  Events Of Default.  In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

    (a)    default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, by acceleration or otherwise; or

    (b)    default in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

    (c)    default in the Company's obligation to deliver Common Stock, cash or other property following the exercise by the holder of the Debentures of the right to convert such Debentures pursuant to and in accordance with Article 17 and the continuance of such default for a period of ten (10) Business Days; or

    (d)    default in the Company's obligation to provide a Designated Event Notice as provided in Section 3.05; or

    (e)    default in the payment of indebtedness for borrowed money, when due at stated maturity or upon acceleration, by the Company or any Significant Subsidiary of the Company, where the aggregate principal amount with respect to which the default has occurred exceeds $20,000,000 and such indebtedness has not been discharged or such acceleration has not been rescinded or annulled within a period of sixty (60) days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

    (f)    any judgment or decree for the payment of money in excess of $20,000,000 is entered against the Company, or any Significant Subsidiary of the Company, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after written notice;

    (g)    [Reserved];

    (h)    default in the performance by the Company of any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with) continued for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

    (i)    the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

    (j)    an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 8.01(i) or 8.01(j)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder determined in accordance with Section 10.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the Interest accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding.  If an Event of Default specified in Section 8.01(i) or 8.01(j) occurs, the principal of all the Debentures and the Interest accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action.  This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 9.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid Interest on Debentures that shall have become due by acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.  The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

Notwithstanding the foregoing, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with the Company's obligation to file annual or quarterly reports in accordance with this Indenture or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (a "Filing Failure") shall for the first one hundred twenty (120) days after the occurrence of such Event of Default (the “Extension Period”) consist exclusively of the right to receive a fee (the "Extension Fee") accruing at the rate of 1.00% per annum of the aggregate principal amount of Debentures that are then outstanding, on the terms and in the manner described below. Any Extension Fee shall be paid on the same times and in the same manner as interest shall be paid in accordance with this Indenture.  The Extension Fee shall accrue on the Debentures that are then outstanding from the first day of the Event of Default to, but excluding, the earlier of (i) the date on which the Company has made the filings initially giving rise to the Filing Failure and (ii) the date that is one hundred twenty (120) days after the occurrence of the Event of Default.  The Company must give written notice of its election to pay the Extension Fee prior to the occurrence of the Event of Default. On the 121st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 121st day), the Debentures shall be subject to acceleration as provided in this Section 8.01. This right shall not affect the rights of holders of Debentures if any other Event of Default occurs under the Indenture. If the Company does not pay the Extension Fee on a timely basis in accordance with this Section 8.01, the Debentures shall be subject to acceleration as provided in this Section 8.01. Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the Debentures will be subject to acceleration for such additional Filing Failure at the end of the Extension Period for the first Filing Failure to the extent it has not been remedied before the end of the first Extension Period, provided, however that to the extent the Company has agreed to pay an additional Extension Fee in accordance with the terms of this Section 8.01 as to such additional Filing Failure, and the first Filing Failure has been remedied before the end of the first Extension Period, the Debentures will not be subject to acceleration until the end of the additional Extension Period as to such additional Filing Failure.  For the avoidance of doubt, notwithstanding the occurrence of multiple concurrent Filing Failures, the Extension Fee shall not exceed the rate provided for in the first sentence of this paragraph.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

Section 8.02.  Payments of Debentures on Default; Suit Therefor.  The Company covenants that (a) in case default shall be made in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption or repurchase, by acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and Interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the Debentures and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 9.06.  Until such demand by the Trustee, the Company may pay the principal of and Interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

Section 8.03.  Application of Monies Collected By Trustee.  Any monies collected by the Trustee pursuant to this Article 8 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 9.06;

SECOND:  Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall not have become due and be unpaid, to the payment of Interest on the Debentures in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

THIRD:  Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and Interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and Interest without preference or priority of principal over Interest, or of Interest over principal, or of any installment of Interest over any other installment of Interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid Interest; and

FOURTH:  Subject to the provisions of Article 4, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 8.04.  Proceedings by Debentureholder.  No holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such sixty day period pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein).  For the protection and enforcement of this Section 8.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3), and accrued and unpaid Interest on such Debenture, on or after the respective due dates expressed in such Debenture or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 8.05.  Proceedings By Trustee.  In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 8.06.  Remedies Cumulative And Continuing.  Except as provided in Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

Section 8.07.  Direction of Proceedings and Waiver of Defaults By Majority of Debentureholders.  The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action that is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Debentureholder to the detriment of other Debentureholders and (d) the Trustee may decline to take any action that, in the reasonable opinion of the trustee, could reasonably be expected to involve the Trustee in personal liability.  The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock, (iii) a default in the payment of the redemption price pursuant to Article 3, (iv) a default in the payment of the repurchase price pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof that under Article 12 cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby.  Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.08.  Notice of Defaults.  The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or Interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

Section 8.09.  Undertaking To Pay Costs.  All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent (10%) in principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or Interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 17.

ARTICLE 9
THE TRUSTEE

Section 9.01.  Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

        (i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

        (ii)    in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures;

(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(g)    the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless it shall have been notified in writing of such Event of Default by the Company or the holders of at least 10% in aggregate principal amount of the Debentures.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 9.02.  Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 9.01:

(a)    the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the

Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)    the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)    the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j)    any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 9.03.  No Responsibility For Recitals, Etc.  The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.  The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 9.04.  Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures.  The Trustee, any paying agent, any conversion agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture Registrar.

Section 9.05.  Monies to Be Held in Trust.  Subject to the provisions of Section 15.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 9.06.  Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith.  The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its or their powers or duties hereunder.  If the Company fails to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances under this Section 9.06, the Trustee's claim shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.  The obligation of the Company under this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(i) or Section 8.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 9.07.  Officers' Certificate As Evidence.  Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

Section 9.08.  Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 9.09.  Eligibility of Trustee.  There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 9.10.  Resignation or Removal of Trustee.

       (a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)	In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

(e)    Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.

Section 9.11.  Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 9.06.

No successor trustee shall accept appointment as provided in this Section 9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register.  If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 9.12. Succession By Merger.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 9.13.  Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE 10
THE DEBENTUREHOLDERS

Section 10.01. Action By Debentureholders.  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 11, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders.  Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action.  The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 10.02. Proof of Execution by Debentureholders.  Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

The record of any Debentureholders' meeting shall be proved in the manner provided in Section 11.06.

Section 10.03. Who Are Deemed Absolute Owners.  The Company, the Trustee, any paying agent, any conversion agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and Interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 10.04. Company-owned Debentures Disregarded.  In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures that are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures that a Responsible Officer knows are so owned shall be so disregarded.  Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

Section 10.05. Revocation Of Consents, Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debenture.  Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

ARTICLE 11
MEETINGS OF DEBENTUREHOLDERS

Section 11.01. Purpose Of Meetings.  A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

        (1)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 8;

        (2)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

        (3)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

        (4)    to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

Section 11.02.  Call Of Meetings By Trustee.  The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 10.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 11.03. Call Of Meetings By Company Or Debentureholders.  In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

Section 11.04. Qualifications For Voting.  To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting.  The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.05. Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in

Section 11.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 10.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders.  Any meeting of Debentureholders duly called pursuant to the provisions of Section 11.02 or 11.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 11.06. Voting.  The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the Outstanding principal amount of the Debentures held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02.  The record shall show the principal amount of the Debentures voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.07. No Delay Of Rights By Meeting.  Nothing contained in this Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

ARTICLE 12
SUPPLEMENTAL INDENTURES

Section 12.01.  Supplemental Indentures Without Consent of Debentureholders.  The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

    (a)   make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 17.06;

    (b)   subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property, assets or securities;

    (c)   to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 14;

    (d)   to add guarantees with respect to the Debentures;

    (e)   to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

    (f)    to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

    (g)   to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Debentures;

    (h)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

    (i)    to issue Additional Debentures in accordance with the provisions of Section 2.01 hereof;

    (j)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with the requirements of the Commission or to effect or maintain the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

    (k)   make other changes to the Indenture or forms or terms of the Debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Debentureholders.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 12.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 12.02.

Section 12.02. Supplemental Indenture With Consent Of Debentureholders.  With the consent (evidenced as provided in Article 10) of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall extend the fixed maturity of any Debenture, reduce the rate or extend the time of payment of Interest thereon, reduce the principal amount thereof, reduce any amount payable upon redemption or repurchase thereof, impair the right of any Debenture holder to institute suit for the payment thereof, make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Debentures, change the rights granted to the holders in Section 17.01(c) of this Indenture, change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of the Debentures, impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section 17.06 thereof, modify the subordination provisions of this Indenture (including the definition of Senior Indebtedness) in a material respect in a manner adverse to the holder of Debentures without the consent of the holder of each Debenture so affected, reduce the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, modify any of the provisions of Section 12.02 or Section 8.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.01 thereof, or reduce the quorum or voting requirements set forth in Article 11 or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 12.03. Effect Of Supplemental Indenture.  Any supplemental indenture executed pursuant to the provisions of this Article 12 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 12.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 12.04. Notation On Debentures.  Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 12 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.10) and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

Section 12.05. Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee.  Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 12 and is otherwise authorized or permitted by this Indenture.

ARTICLE 13
[RESERVED]

ARTICLE 14
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 14.01.  Company May Consolidate On Certain Terms.  Subject to the provisions of Section 14.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease all or substantially all the property and assets of the Company, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the payment of the principal of and Interest on all of the Debentures pursuant to their terms, and the performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company pursuant to the terms set forth herein, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 17.06; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 14.02. Successor To Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the payment of the principal of and Interest on all of the Debentures pursuant to their terms and the performance of all of the covenants and conditions of this Indenture to be performed by the Company pursuant to the terms set forth herein, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of CommScope, Inc. any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 14 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

Section 14.03. Opinion Of Counsel To Be Given Trustee.  The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 14.

ARTICLE 15
SATISFACTION AND DISCHARGE OF INDENTURE

Section 15.01. Discharge Of Indenture.  When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and Interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal and Interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an

Officers' Certificate and an Opinion of Counsel as required by Section 9.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

Section 15.02. Deposited Monies To Be Held In Trust By Trustee.  Subject to Section 15.04 and the subordination provisions in Article 4, all monies deposited with the Trustee pursuant to Section 15.01, shall be held in trust for the sole benefit of the Debentureholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest.

Section 15.03. Paying Agent To Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 15.04. Return Of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal or Interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or Interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 15.05. Reinstatement.  If the Trustee or the paying agent is unable to apply any money in accordance with Section 15.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 15.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 15.02; provided that if the Company makes any payment of Interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 16
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 16.01. Indenture And Debentures Solely Corporate Obligations.  No recourse for the payment of the principal of or Interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the

Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

ARTICLE 17

CONVERSION OF DEBENTURES

Section 17.01. Right To Convert.

(a)    Prior to the close of business on March 14, 2024, the holder of any Debenture shall have the right, at such holder's option, to convert the principal amount of the Debenture, or any portion of such principal amount that is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Debenture so to be converted in whole or in part, together with any required funds in the manner provided in Section 17.02 (unless the Company defaults in the payment due upon repurchase).  A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder of Debentures has converted his or her Debentures to Common Stock, and then only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 17.

(b)    A Debenture in respect of which a holder is electing to exercise its option to require repurchase upon a Designated Event pursuant to Section 3.05 or repurchase pursuant to Section 3.06 may be converted only if such holder withdraws its election in accordance with Section 3.05(b) or Section 3.08, respectively.

(c)    If a holder elects to convert its Debentures in connection with a corporate transaction that constitutes a Designated Event that occurs prior to March 20, 2012, then the Conversion Rate of the Debentures being converted by such holder at that time shall be increased so that such holder will be entitled to receive, in addition to the Common Stock such holder is otherwise entitled to receive, a number of additional shares of Common Stock (the "Additional Shares") determined in the manner set forth below; provided that if the Share Price (as defined below) in such transaction is greater than $20.00 or less than $9.15 (subject in each case to adjustment as described below), no increase in the Conversion Rate shall be made; and provided further that in no event will the Conversion Rate exceed 109.284 per U.S.$1,000 principal amount of Debentures, subject to adjustments in the same manner as the Conversion Rate as set forth in this Indenture.  For the avoidance of doubt, the adjustment provided for in this Section 17.01(c) shall only be made with respect to the Debentures being converted in connection with such Designated Event and shall not be effective as to any Debentures not so converted or as to any Debentures repurchased on the Designated Event Repurchase Date. For the further avoidance of doubt, holders that receive Additional Shares pursuant to this Section 17.01(c) with respect to Debentures being converted in connection with a Designated Event will not be entitled to a Coupon Make-Whole Payment for such converted Debentures pursuant to Section 17.13.  A conversion shall be deemed to be “in connection with” a corporate transaction that constitutes a Designated Event if such conversion occurs on or after the Effective Date (as defined below) of a Designated Event and prior to the close of business on the Business Day immediately preceding the related Designated Event Repurchase Date.  The Company shall notify the holders and the Trustee of the Effective Date of a Designated Event on the Effective Date of such transaction.

The increase in the Conversion Rate expressed as a number of Additional Shares per $1,000 principal amount of Debentures will be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the Designated Event becomes effective (the "Effective Date") and the share price paid per share of Common Stock in connection with the corporate transaction (the "Share Price"); provided that if holders of the Common Stock receive only cash for such corporate transaction, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price will be the average of the Closing Sale Prices on the five (5) consecutive Trading Days prior to but not including the Effective Date; provided further that if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the number of Additional Shares by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year.

The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted pursuant to the Indenture.  The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in this Indenture.

Section 17.02. Conversion Procedures.  To convert a Debenture, a holder must (a) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice on the back of the Debenture and deliver such notice to the Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the Interest payable on the next interest payment date.  In the case of a Global Debenture, the holder must comply with clauses (c)-(e) in the previous sentence and the Conversion Notice shall be completed by a DTC participant on behalf of the beneficial holder.  The date, within the time periods set forth in Section 17.01, on which the holder satisfies all of those requirements is the "Conversion Date."

Debentures surrendered for conversion in compliance with the provisions of this Indenture shall be deemed to have been converted immediately prior to the close of business on the Conversion Date.

The Company shall deliver to the holder through the Conversion Agent, no later than the fifth Business Day following such Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon conversion (or shall instruct its transfer agent to register such number of shares in such holder’s name) and cash in lieu of any fractional shares pursuant to Section 17.03.

Anything herein to the contrary notwithstanding, in the case of Global Debentures, Conversion Notices may be delivered and such Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 17.  On conversion of a Debenture, except for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date, in which case the holder on such record date shall receive the Interest payable on such interest payment date, that portion of accrued and unpaid Interest on the converted Debenture attributable to the period from the most recent interest payment date (or, if no interest payment date has occurred, from March 19, 2009) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Debenture being converted pursuant to the provisions hereof, and the amount of any such accrued and unpaid Interest shall be treated as paid first in cash, to the extent of any such cash payment (other than the cash payment, if any, in lieu of fractional shares) and then in Common Stock having a fair market value (as determined in good faith by the Company), to the extent thereof, equal to the excess of the amount of such accrued and unpaid Interest over the amount, if any, of such accrued and unpaid Interest treated as paid in cash, and thereafter the balance, if any, of the fair market value of such Common Stock (and the balance of any such cash payment) shall be treated as issued (or paid) in exchange for the principal amount of the Debenture being converted pursuant to the provisions hereof.

If a holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Debentures converted.

Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Debenture equal in principal amount to the principal amount of the unconverted portion of the Debenture surrendered.

Debentures or portions thereof surrendered for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the Interest payable on such interest payment date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Company has specified a redemption date that occurs after a record date but on or prior to the next interest payment date, (2) if the Company has specified a Designated Event Repurchase Date during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists on the Conversion Date with respect to the Debentures converted.

Section 17.03. Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures.  If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Debentures.  The current market price of a share of Common Stock shall be the Closing Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted.

Section 17.04. Conversion Rate.  Each $1,000 principal amount of the Debentures shall be convertible into the number of shares of Common Stock specified in the form of Debenture (herein called the "Conversion Rate") attached as Exhibit A hereto, subject to adjustment as provided in this Article 17.

Section 17.05. Adjustment Of Conversion Rate.  The Conversion Rate shall be adjusted from time to time (without duplication) by the Company as follows:

        (a)    In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

            (i)    the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

            (ii)    the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.  If any dividend or distribution of the type described in this Section 17.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

        (b)    In case the Company shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights, options or warrants by a fraction,

            (i)    the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

            (ii)    the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days immediately preceding the declaration date for such distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights, options or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.  In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

        (c)    In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (d)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness, property or assets (including rights, options, warrants and other securities, but excluding any rights, options or warrants referred to in Section 17.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 17.05(a)) (any of the foregoing hereinafter in this Section 17.05(d) called the "Distributed Property"), then, in each such case (unless the Company elects to reserve such Distributed Property for distribution to the Debentureholders upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distributed Property that such holder would have received if such holder had converted its Debentures into Common Stock immediately prior to the Record Date for such distribution of the Distributed Property) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

            (i)    the numerator of which shall be the Current Market Price on such Record Date; and

            (ii)   the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive on the date of such dividend or distribution the amount of Distributed Property such holder would have received had such holder converted each Debenture on the Record Date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 17.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (unless such capital stock or similar equity interests are distributed to the Debentureholders in such distribution as if such holders had converted their Debentures into shares of Common Stock), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction,

            (i)    the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange, the NASDAQ National Market or such other national or regional exchange or market on which such securities are then listed or quoted (the "Ex-Dividend Date") plus (B) the average Closing Sales Prices of the securities distributed in respect of each share of Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

            (ii)    the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Debentureholder shall have the right to receive on the date of such distribution the amount of Distributed Property such holder would have received had such holder converted each Debenture on the Record Date with respect to such distribution; and provided further that if (x) the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the average of the Closing Sale Prices of the securities distributed in respect of each share Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date is less than $1.00, then the adjustment provided by for by this paragraph shall not be made and in lieu thereof the provisions of the first paragraph of this Section 17.05(d) shall apply to such distribution.  In any case in which this paragraph is applicable, Section 17.05(a), Section 17.05(b) and the first paragraph of this Section 17.05(d) shall not be applicable.

Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this

Section 17.05 (and no adjustment to the Conversion Rate under this Section 17.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 17.05(d).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of  the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 17.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 17.05(d) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by the Company for distribution, to holders of Debentures upon conversion by such holders of Debentures into Common Stock.

For purposes of this Section 17.05(d) and Section 17.05(a) and (b), any dividend or distribution to which this Section 17.05(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by this Section 17.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Sections 17.05(a) and 17.05(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, options or warrants" and "the date fixed for such determination" within the meaning of Section 17.05(a) and 17.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" or "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 17.05(a).

The reclassification of the Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 17.06 applies) shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the "Record Date" within the meaning of this Section 17.05(d)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 17.05(c)).

(e)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

    (i)    the numerator of which shall be the Current Market Price on such Record Date; and

    (ii)   the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive on the date of such dividend or distribution the amount of cash such holder would have received had such holder converted each Debenture on the Record Date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

    (f)    In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

       (i)    the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and

       (ii)    the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

    (g)   No adjustment in the Conversion Rate shall be made for any increase or decrease in the par value of the Common Stock, or a change in the par value of the Common Stock to no par value.

    (h)   No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1.00% in such rate; provided, however, that any adjustments that by reason of this Section 17.05(h) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.  In addition, the Company shall make any carry forward adjustments not otherwise effected upon conversion of any Debenture, upon each Repurchase Date pursuant to Section 3.06, and on each day from and after the 30th scheduled Trading Day prior to the March 15, 2024.

    (i)    For purposes of this Section 17.05, the following terms shall have the meaning indicated:

       (i)    "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on the earlier of the day in question and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation.  For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price of the Common Stock was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which Section 17.05 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

      (ii)   "Fair Market Value" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

         (iii)   "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
         (iv)   "Trading Day" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

    (j)   The Company may make such increases in the Conversion Rate, in addition to those required by Section 17.05(a), (b), (c), (d), (e) or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail, or cause the Trustee to mail, to holders of record of the Debentures a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)    All calculations under this Article 17 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.  To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company or any other Person), no adjustment need be made thereafter as to the cash, assets, property or such securities.  Interest will not accrue on any cash into which the Debentures are convertible.

(l)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail, or cause the Trustee to mail, such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)    In any case in which this Section 17.05 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 17.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights, options or warrants pursuant to Section 17.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 17.05(f) (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 17.03.  For purposes of this Section 17.05(m), the term "Adjustment Event" shall mean:

(i)     in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)    in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)   in any case referred to in clause (3) hereof, the date of expiration of such rights, options or warrants, and

(iv)   in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

        (n)    For purposes of this Section 17.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 17.06. Effect Of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 17.05(c) applies), (ii) any consolidation, merger or binding share exchange of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 17.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 17.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 17.06 applies to any event or occurrence, Section 17.05 shall not apply.

Section 17.07. Taxes On Shares Issued.  The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 17.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.   The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debenture; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 17.09. Responsibility Of Trustee.  The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Rate or whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto.  Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 17.  Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 17.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 17.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 17.10. Notice To Holders Prior To Certain Actions.  In case:

(a)    the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 17.05; or

(b)    the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class of capital stock or any other rights, options or warrants; or

(c)    of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 17.11. Stockholder Rights Plans.  There shall be no adjustment to the Conversion Rate upon the issuance of rights (the "Rights") provided for in any future rights plan adopted by the Company, prior to the Rights separating from the Common Stock.  If the Rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company's capital stock, evidences of indebtedness, property or assets (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions), subject to readjustment in the event of the expiration, termination or redemption of the rights.  In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement, to the extent necessary, to provide that upon conversion of the Debentures the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

Section 17.12. Issuer Determination Final.  Any determination that the Company or Board of Directors of the Company must make pursuant to Section 17.01, Section 17.02, Section 17.03, Section 17.04, Section 17.05, Section 17.06 or Section 17.13 shall, absent manifest error, be conclusive.

Section 17.13. Termination of Conversion Rights by the Company.  (a)   The Company may, at its option and subject to the last sentence of this paragraph, elect to terminate the right of the holders to convert their Debentures into Common Stock (the “Conversion Right”) if at any time the Closing

Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least twenty (20) Trading Days within a period of any thirty (30) consecutive Trading Days (a “Conversion Termination Trigger Event”).  If the Company elects to terminate the Conversion Right upon a Conversion Termination Trigger Event, the Company, or, at its request, the Trustee in the name of and at the expense of the Company, will be required to deliver an irrevocable notice to holders of Debentures within five Trading Days of the date of the Conversion Termination Trigger Event (the “Conversion Termination Notice,” and the date of such Conversion Termination Notice, the “Conversion Termination Notice Date”).  Holders may convert their Debentures at any time on or prior to the twentieth (20th) day following the Conversion Termination Notice Date (the “Conversion Termination Date”).  The Conversion Rights of holders shall terminate after the Conversion Termination Date (a “Conversion Termination”), and thereafter the holders shall have no rights to convert and receive shares of Common Stock under the Debentures or this Indenture.  During the period from the date of this Indenture until the date that is one-year after the later of the last date of original issuance of the Debentures and the last date on which the Company or any Affiliate of the Company was the owner of the Debentures, the Company may only terminate the Conversion Right upon a Conversion Termination Trigger Event if a shelf registration statement that registers the resale of the Debentures and the Common Stock issuable upon conversion of the Debentures (including any shares issuable pursuant to the Coupon Make-Whole Payment, if applicable) (the “Shelf Registration Statement”) has been filed by the Company and been declared effective by the Commission or is automatically effective and is available for use, and the Company expects such Shelf Registration Statement to remain effective and available for use from the Conversion Termination Notice Date until thirty (30) days following the Conversion Termination Date.  After the one-year period referenced in the immediately preceding sentence,  the Company may terminate the Conversion Right upon a Conversion Termination Trigger Event only so long as there is an effective Shelf Registration Statement or the Common Stock issuable upon conversion of the Debentures (including any shares issuable pursuant to the Coupon Make-Whole Payment) is otherwise freely transferable by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any successor provision thereto) without any volume or manner of sale restrictions thereunder.

If the Conversion Termination Date occurs prior to March 20, 2012, each holder whose Debentures are converted after the Conversion Termination Notice Date and on or before the Conversion Termination Date will receive an additional payment (the “Coupon Make-Whole Payment”) in cash (except as provided below) with respect to the Debentures converted in an amount equal to the aggregate amount of interest payments that would have been payable on the Debentures from the last day through which interest was paid on the Debentures, or March 19, 2009, if no interest has been paid, to (but excluding) March 20, 2012, provided that each interest payment that would be owed during such period shall be discounted to the present value of such interest payment using a discount rate equal to the interest rate of U.S. Treasury bonds with equivalent (or nearly equivalent) remaining terms from the applicable Conversion Date to (but excluding) March 20, 2012.  The Coupon Make-Whole Payment shall be calculated in accordance with the foregoing as determined in good faith by the Company. For the avoidance of doubt, holders that receive Additional Shares pursuant to Section 17.01(c) with respect to Debentures being converted in connection with a Designated Event will not be entitled to a Coupon Make-Whole Payment for such converted Debentures pursuant to this Section 17.13.

Notwithstanding the foregoing, the Company may, in its sole discretion, elect to make any or all of such Coupon Make-Whole Payment in shares of Common Stock in lieu of cash by providing notice of such election in the Conversion Termination Notice.  Such Common Stock will be valued at a price per share equal to the greater of (a) the Conversion Price and (b) 95% of the Five Day VWAP.  Prior to or concurrently with such payment, the Company will provide the Trustee with an Officers’ Certificate setting forth the calculation of the payment required by this Section 17.13(a).  The Trustee shall have no obligation or liability with respect to the calculation of the payments required by this Section 17.13(a).

(b)    The Company shall mail the Conversion Termination Notice to the Trustee and to each holder (and to beneficial owners as required by applicable law).  The Conversion Termination Notice shall include the form of the conversion notice to be completed by the holder and shall state:

(i)    the Conversion Termination Date;

(ii)   briefly, the conversion rights of the Debentures;

(iii)   the name and address of each Paying Agent and Conversion Agent;

(iv)   the Coupon Make-Whole Payment, and if the Company intends to pay any or all of  the Coupon Make-Whole Payment in shares of Common Stock in accordance with Section 17.13(a); and

(v)    the Conversion Price and Conversion Rate and any adjustments thereto.

Whenever in the Debentures or in this Indenture there is a reference, in any context, to any conversion obligation of the Company, such reference shall be qualified by the conversion termination provisions of this Section 17.13, and the Company will not be required to comply with any of the conversion provisions of the Debentures and this Indenture (including, without limitation, Article 17 (other than this Section 17.13)) after a Conversion Termination has occurred pursuant to the provisions of Section 17.13 of this Indenture, and any express mention of the conversion termination provisions of this Section 17.13 in any provision of this Indenture shall not be construed as excluding the conversion termination provisions of this Section 17.13 in those provisions of this Indenture when such express mention is not made.

(c)           Concurrently with the mailing of any such Conversion Termination Notice, the Company shall issue a press release announcing such Conversion Termination, the form and content of which press release shall be determined by the Company in good faith, but in its sole discretion, and in accordance with applicable securities laws.

During the period beginning on the date of the Conversion Termination Notice and ending on the date thirty (30) days after the Conversion Termination Date, the Company shall not publicly offer to sell any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to the date of the Conversion Termination Notice or pursuant to then outstanding options, warrants or rights), or publicly offer to sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing prior to the date of the Conversion Termination Notice).

ARTICLE 18
MISCELLANEOUS PROVISIONS

Section 18.01. Provisions Binding On Company's Successors.  All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02. Official Acts By Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 18.03. Addresses For Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows:  CommScope, Inc., 1100 CommScope Place, S.E., Hickory, North Carolina, 28602, Attention: Frank B. Wyatt, II.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: U.S. Bank National Association, 214 N. Tryon Street, 27th Floor, Charlotte, North Carolina 28202, Attention:  Corporate Trust, Telephone:  (704) 335-4559, Facsimile:  (704) 335-4676.

Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Company may, at the Company's written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date on which such notice must be given or served, be given or served by the Trustee in the name of and at the expense of the Company.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 18.04. Governing Law.  This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 18.05. Evidence Of Compliance With Conditions Precedent, Certificates To Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or a certificate of public officials.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 18.06. Legal Holidays.  In any case in which the date of maturity of Interest on or principal of the Debentures or the redemption or repurchase date of any Debenture will not be a Business Day, then payment of such Interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption or repurchase date, and no Interest shall accrue for the period from and after such date.

Section 18.07. Trust Indenture Act.  This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 18.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture

Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 18.08. No Security Interest Created.  Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 18.09. Benefits Of Indenture.  Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.10. Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03 and 3.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures.  For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 18.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section 18.10 shall be applicable to any authenticating agent.

Section 18.11. Execution In Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 18.12. Severability.  In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

U.S. Bank National Association, hereby accepts the duties of Trustee in this Indenture declared and provided, upon the terms and conditions herein above set forth.

Section 18.13. Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Jearld L. Leonhardt
Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick L. Teague
Patrick L. Teague
Vice President

SCHEDULE A

Additional Shares upon a Designated Event
Share Price
Effective Date	$9.15	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00
March 19, 2009	9.93	7.73	5.74	4.24	3.10	2.23	1.57	1.07	0.69	0.40	0.18	0.02
March 15, 2010	6.62	5.15	3.83	2.83	2.07	1.49	1.05	0.71	0.46	0.27	0.12	0.01
March 15, 2011	3.31	2.58	1.91	1.41	1.03	0.74	0.52	0.36	0.23	0.13	0.06	0.01
March 20, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

EXHIBIT A

[Include only for Global Debentures]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Debentures that are Restricted Securities]

THIS SECURITY AND THE SHARES OF COMMSCOPE, INC. (THE "COMPANY") COMMON STOCK ("COMMON STOCK") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS ONE YEAR AFTER THE LATER OF THE LAST DATE ON WHICH THE 3.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2024 OF THE COMPANY WERE ORIGINALLY ISSUED AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

COMMSCOPE, INC.

3.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2024

CUSIP: 203372 ___
No. 1                                                                                            $________________

CommScope, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [________], [the principal sum of _________ DOLLARS] [the principal sum set forth on Schedule I hereto]1, which amount shall not exceed _______________ ($___________) on March 15, 2024 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2009, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.50%, from the March 15 or September 15, as the case may be, next preceding the date of this Debenture to which Interest has been paid or duly provided for, unless the date hereof is a date to which Interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no Interest has been paid or duly provided for on the Debentures, in which case from March 19, 2009 until payment of said principal sum has been made or duly provided for.  Notwithstanding the foregoing, if the date hereof is after any March 1 or September 1, as the case may be, and before the following March 15 or September 15, this Debenture shall bear Interest from such March 15 or September 15; provided that if the Company shall default in the payment of Interest due on such March 15 or September 15, then this Debenture shall bear Interest from the next preceding March 15 or September 15 to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for on such Debenture, from March 19, 2009.  Except as otherwise provided in the Indenture, the Interest payable on the Debenture pursuant to the Indenture on any March 15 or September 15 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the record date, which shall be the March 1 or September 1 (whether or not a Business Day) (each a "Record Date") next preceding such March 15 or September 15, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture.  The Company shall pay Interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and Interest on the Debentures to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

Dated:  _________, 2009                                                                           COMMSCOPE, INC.

By:   __________________________
Name:
Title:

______________
1 For Global Notes only.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

U.S. Bank National Association, as Trustee

By:  _________________________________
Authorized Signatory

, or

By:  _________________________________
As Authenticating Agent
(if different from Trustee)

By:  _________________________________
Authorized Signatory

FORM OF REVERSE OF DEBENTURE

COMMSCOPE, INC.

3.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2024

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 3.50% Convertible Senior Subordinated Debentures Due 2024 (herein called the "Debentures"), limited in aggregate principal amount to $100,000,000 of Initial Debentures (or up to $125,000,000 if Additional Debentures are issued in full in accordance with Section 2.01 of the Indenture) (which principal amount may from time to time be increased or decreased to such other principal amount not to exceed $100,000,000 (or up to $125,000,000 of Debentures to the extent any Additional Debentures are issued) by adjustments made on the records of the Trustee in accordance with the below referenced Indenture), issued and to be issued under and pursuant to an Indenture dated as of March 19, 2009 (herein called the "Indenture"), between the Company and U.S. Bank National Association, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.  The Indenture provides that Additional Debentures in an aggregate principal amount not to exceed $25,000,000 may be issued thereunder, if certain conditions are met.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Debentures may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the time of payment of Interest thereon, reduce the principal amount thereof, reduce any amount payable upon redemption or repurchase thereof, impair the right of any Debenture holder to institute suit for the payment thereof, make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Debentures, change the rights granted to the holders in Section 17.01(c) of the Indenture, change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of the Debentures, change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of the Debentures, impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section 17.06 thereof, modify the subordination provisions of the Indenture (including the definition of Senior Indebtedness) in a material respect in a manner adverse to the holder of Debentures without the consent of the holder of each Debenture so affected, reduce the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, modify any of the provisions of Section 12.02 or Section 8.07 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.01 of the Indenture, or reduce the quorum or voting requirements set forth in Article 11 of the Indenture or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.

Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest, or the principal of, any of the Debentures, (B) a failure by the Company to convert any Debentures into Common Stock of the Company, (C) a default in the payment of the redemption price pursuant to Article 3 of the Indenture, (D) a default in the payment of the repurchase price pursuant to Article 3 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture that under Article 12 of the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby.  Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

The Debentures will be pari passu in right of payment to all Senior Subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company.  Each holder of this Debenture, whether upon original issue or upon registration of transfer, assignment or exchange thereof, by accepting the same, agrees to the subordination provisions set forth in Article 4 of the Indenture and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for any and all such purposes.

No reference herein to the subordination provisions of the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

The Company may not redeem any Debentures before March 20, 2012.  At any time on or after March 20, 2012 and prior to maturity, the Debentures may be redeemed at any time or from time to time at the option of the Company, in whole or in part.  The Company may redeem the Debentures upon mailing a notice of such redemption not less than thirty (30) days but not more than sixty (60) days before the redemption date to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at a redemption price equal to 100% of the principal amount of Debentures being redeemed and accrued and unpaid Interest, to, but excluding, the redemption date; provided that if the redemption date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the Interest payable on such date shall be paid to the holder of record on the corresponding Record Date.

The Company may not give notice of any redemption of the Debentures if a default in the payment of Interest on the Debentures has occurred and is continuing.

The Debentures are not subject to redemption through the operation of any sinking fund.

If a Designated Event occurs at any time prior to maturity of the Debentures, the Debentures may be repurchased at the option of the holders of the Debentures on a Designated Event Repurchase Date, not less than twenty (20) nor more than thirty-five (35) Business Days after notice thereof, at the option of the holder of this Debenture at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to (but excluding) the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid to the holder of record of this Debenture on the corresponding Record Date.  The Debentures will be redeemable in multiples of $1,000 principal amount.  The Company shall mail, or cause the Trustee to mail, to all holders of record of the Debentures a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 20th day after the occurrence of such Designated Event.  For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled "Option to Elect Repurchase Upon a Designated Event" on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the Designated Event Expiration Time.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Debentures held by such holder on March 20, 2012, March 15, 2014 and March 15, 2019 in whole multiples of $1,000 at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest, on such Debenture up to the Repurchase Date.  To exercise such right, a holder shall deliver to the Company such Debenture with the form entitled "Repurchase Notice" on the reverse thereof duly completed, together with the Debenture, duly endorsed for transfer, at any time from the opening of business on the date that is twenty (20) Business Days prior to such Repurchase Date until the close of business on the Repurchase Date, and shall deliver the Debentures to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any Option to Elect Repurchase Upon a Designated Event or Repurchase Notice, as the case may be, by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to 5:00 p.m., New York City time, on the Designated Event Repurchase Date or Repurchase Date, as the case may be, all as provided in the Indenture.

If cash, sufficient to pay the purchase price of all Debentures or portions thereof to be purchased as of the Designated Event Repurchase Date or Repurchase Date, as the case may be, is held by the Trustee (or other paying agent appointed by the Company), on the Business Day following the Designated Event Repurchase Date or Repurchase Date, as the case may be, Interest will cease to accrue on such Debentures (or portions thereof) immediately after such Designated Event Repurchase Date or Repurchase Date, as the case may be, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Debenture.

Prior to the close of business on March 14, 2024, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 99.354 shares of the Company's Common Stock (the "Conversion Rate ") (a conversion price of approximately $10.065 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture with the form entitled "Conversion Notice " on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.  If a holder elects to convert its Debentures in connection with a corporate transaction that constitutes a Designated Event that occurs prior to March 20, 2012, then the Conversion Rate of the Debentures being converted by such holder at that time may be increased so that such holder will be entitled to receive, in addition to the Common Stock such holder is otherwise entitled to receive, Additional Shares as determined in accordance with the terms of the Indenture.

Subject to the provisions of the Indenture, the Company may elect to terminate the right of the holders to convert their Debentures prior to the maturity date of the Debentures if the Closing Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days out of the 30 consecutive Trading Days ending within five Trading Days prior to the delivery to the holders of the Conversion Termination Notice.  If the Company elects to terminate the right to convert the Debentures prior to March 20, 2012, the Company shall be required to make the Coupon Make-Whole Payment, in cash and/or in Common Stock, as provided in the Indenture.

No adjustment in respect of Interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence.  If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest to the close of business on the Business Day preceding the following Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date that is after a Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

A Debenture in respect of which a holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Any Debentures called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Debentures for an amount equal to the applicable redemption price, together with accrued but unpaid Interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Debentures from the holders thereof and convert them into shares of the Company's Common Stock and (ii) to make payment for such Debentures as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

No recourse for the payment of the principal of or Interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common	UNIF GIFT MIN ACT -___Custodian___
TEN ENT	as tenant by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
________________________ (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:         COMMSCOPE, INC.
U.S. BANK NATIONAL ASSOCIATION

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of CommScope, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:	____________________________

Signature(s)

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

    Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$_______________________________

Social Security or Other Taxpayer
Identification Number:

________________________________

OPTION TO ELECT REPURCHASE

UPON A DESIGNATED EVENT

TO:         COMMSCOPE, INC.
U.S. BANK NATIONAL ASSOCIATION

Pursuant to the terms of the Indenture and the Debentures, the undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from CommScope, Inc. (the "Company") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Debentures shall be repurchased by the Company as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Debentures and the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number, (if applicable):

Principal amount to be repurchased (if less than all) (must be in integral multiples of $1,000):

Social Security or Other Taxpayer Identification Number:

REPURCHASE NOTICE

TO:          COMMSCOPE, INC.
U.S. BANK NATIONAL ASSOCIATION

Pursuant to the terms of the Indenture and the Debentures, the undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from CommScope, Inc. (the "Company") regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, by excluding, the Repurchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Debentures shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: _________________________

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number, if applicable:

Principal amount to be repurchased (if less than all) (must be in integral multiples of $1,000):

Social Security or Other Taxpayer Identification Number

ASSIGNMENT

For value received ___________________ hereby sell(s) assign(s) and transfer(s) unto ___________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ___________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

	To CommScope, Inc. or a subsidiary thereof; or

	To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

	Pursuant to a Registration Statement that has been declared effective under the Securities Act of 1933, as amended, and that continues to be effective at the time of transfer;

and unless the Debenture has been transferred to CommScope, Inc. or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: _______________________________

Signature(s)

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Schedule I

[Include Schedule I only for a Global Note]

COMMSCOPE, INC.

3.50% Convertible Senior Subordinated Debenture Due 2024

The initial principal amount of this Debenture is $___________.  The following increases or decreases in the principal amount of this Debenture have been made:

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian